UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2017

VECTOR GROUP LTD.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-5759	65-0949535
(Commission File Number)	(I.R.S. Employer Identification No.)

4400 Biscayne Boulevard, Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

(305) 579-8000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Notes Offering

On January 18, 2017, Vector Group Ltd. (NYSE:VGR) (the “Company”) commenced an offer to issue and sell $850 million aggregate principal amount of senior secured notes due 2025 (the “Notes”). The Company expects to price the Notes on January 19, 2017. There can be no assurance that the offering will be priced or completed.

The Notes will be fully and unconditionally guaranteed by all of the wholly owned domestic subsidiaries of the Company that are engaged in the conduct of the Company’s cigarette businesses. The Notes will not be guaranteed by subsidiaries engaged in the Company’s real estate business conducted through its subsidiary New Valley LLC. The guarantees provided by some of the subsidiary guarantors will be secured by first priority or second priority security interests in certain assets of such guarantors.

The Notes are being offered only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to persons outside the United States in compliance with Regulation S under the Securities Act. The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or in a transaction that is not subject to the registration requirements of the Securities Act or any state securities laws. There will be no registration rights associated with the Notes.

Equity Offering

We intend to enter into an agreement with Jefferies LLC whereby Jefferies LLC will agree to purchase 2,000,000 shares of our common stock at a purchase price of $22.00 per share (the “Equity Sale”) subject to customary closing conditions, including the consummation of the offering of the Notes. The closing of the Equity Sale is conditioned on the closing of the offering of the Notes.

The Company intends to use the net cash proceeds from the offering of the Notes and, to the extent completed concurrently with the offering of the Notes, the Equity Sale or cash on hand to redeem all of the Company’s outstanding 7.750% Senior Secured Notes due 2021 (the “Existing Notes”) and for general corporate purposes.

Redemption of Existing Notes

On January 18, 2017, the Company also announced that it intends to deliver a notice of redemption (the “Redemption Notice”) to holders of the Existing Notes upon the closing of the offering of the Notes.

This report does not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any security, and there will not be any offer, solicitation or sale of the Notes or any other security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

A copy of the press release related to the commencement of the Notes offering and the delivery of the Redemption Notice for the Existing Notices is attached as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

In this report, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “intend,” “could”, and similar expressions. Forward-looking statements are based on currently available business, economic, financial and other information and reflect management’s current beliefs, expectations and views with respect to future developments and their potential effects on the Company. Actual results could vary materially depending on risks and uncertainties that may affect the Company and its business. For a discussion of such risks and uncertainties, please refer to the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement made in this report to reflect subsequent events or circumstances or actual outcomes.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is included with this report and is being furnished solely for purposes of Item 7.01 of this Form 8-K:

99.1	Press release issued by Vector Group Ltd. on January 18, 2017, announcing the commencement of the Notes offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.

	By:	/s/ J. Bryant Kirkland III
Date: January 18, 2017		J. Bryant Kirkland III
Senior Vice President, Treasurer and Chief Financial Officer